UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STREAM S&P Dynamic Roll Global Commodities Fund

(a series of STREAM Exchange Traded Trust)

(Exact name of registrant as specified in its charter)

Delaware	45-3262464
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o BNP Paribas Quantitative Strategies, LLC 787 Seventh Avenue, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
STREAM S&P Dynamic Roll Global Commodities Fund, Common Units of Beneficial Interest	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-170314 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of registrant’s securities to be registered is set forth under the caption “Description of the Shares” in the registrant’s registration statement on Form S-1 (File No. 333-170314) filed with the Securities and Exchange Commission on November 3, 2010, as thereafter amended (the “Registration Statement”), which is incorporated herein by reference. The form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2.	Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the NYSE Arca, Inc., and the Shares registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of June, 2012.

STREAM S&P Dynamic Roll Global Commodities Fund, a series of STREAM Exchange Traded Trust
By: BNP Paribas Quantitative Strategies, LLC, its Managing Owner

By:	/S/ M. ANDREWS YEO
	Name:	M. Andrews Yeo
	Title:	Chief Executive Officer

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